Exhibit 4.1

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

among

FOGO DE CHÃO, INC.

THL INVESTORS,

MANAGEMENT STOCKHOLDERS AND OTHER INVESTORS

NAMED HEREIN

DATED AS OF [    ], 2015

i

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (the “Agreement”) is

made as of [    ], 2015 by and among:

(i)	Fogo de Chão, Inc. (the “Company”);

(ii)	Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, Thomas H. Lee Parallel (DT) Fund VI, L.P., Great-West Investors LP, Putnam Investments Employees’ Securities Company III LLC, THL Coinvestment Partners, LP, THL Operating Partners, LP, THL Equity Fund VI Investors (Fogo), LLC, THL Equity Fund VI Investors (Fogo) II, LLC and each Affiliate of such Persons executing this Agreement from time to time and listed as a THL Investor on the signature pages hereto (collectively, the “THL Investors”);

(iii)	the Management Stockholders (as hereinafter defined);

(iv)	any other Persons who from time to time become party hereto by executing a counterpart signature page hereof and are designated by the Board as “Other Investors” (collectively, with their Permitted Transferees, the “Other Investors” and, together with the THL Investors and the Management Stockholders, the “Investors”); and

(v)	such other Persons, if any, that from time to time become party hereto as holders of Other Holder Shares (as defined below) pursuant to Section 2.5 solely in the capacity of permitted assignees with respect to certain registration rights hereunder (collectively, the “Other Holders”).

RECITALS

1. Upon consummation of (a) the transactions contemplated by that certain Agreement and Plan of Merger, dated as of May 28, 2012, by and among Brasa (Purchaser) Inc., Brasa Merger Sub Inc., FC Holdings Inc., Fogo de Chão Churrascaria (Holdings) LLC, and the other parties party thereto (as amended, restated, amended and restated, supplemented or otherwise modified in accordance with the terms thereof through the date hereof and (b) the Subscription Agreements, Brasa (Parent) Inc., the THL Investors, the Management Stockholders and the Other Stockholders entered into the Brasa (Parent) Inc. Stockholders Agreement dated as of July 20, 2012 (the “Original Agreement”), which contained certain registration rights set forth in Article 3 therein.

2. In connection with the consummation by the Company of an Initial Public Offering of the Company, the Original Agreement is being terminated effective upon the consummation of the Initial Public Offering.

3. The Company’s Common Stock and all Options, Warrants and Convertible Securities issued or reserved for issuance are held (or reserved for issuance), as of the date hereof is set forth on Schedule I hereto.

4. In connection with the consummation by the Company of an Initial Public Offering of the Company, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend and restate in its entirety the Original Agreement as follows:

1.	EFFECTIVENESS; DEFINITIONS.

1.1 Closing. This Agreement shall become effective only upon the consummation of the Initial Public Offering (the “Closing”). If the Closing shall not have occurred on or prior to             , 2015, this Agreement shall become null and void ab initio, and the Original Agreement shall remain in full force and effect in accordance with its terms.

1.2 Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 5 hereof.

2.	REGISTRATION RIGHTS.

The Company will perform and comply, and cause each of its subsidiaries to perform and comply, with such of the following provisions as are applicable to it. Each Holder will perform and comply with such of the following provisions as are applicable to such Holder.

2.1 Demand Registration Rights for Registrable Securities.

2.1.1 Investors. The Majority Initial Investors and their direct or indirect Permitted Registration Rights Assignees (the “Initiating Stockholders”), by notice to the Company specifying the intended method or methods of disposition, may request that the Company effect the registration under the Securities Act for a Public Offering of all or a specified part of the Registrable Securities held by such Initiating Stockholders.

2.1.2 Upon receipt by the Company of a notice pursuant to Section 2.1.1, the Company will use its best efforts to (i) effect the registration under the Securities Act (including by means of a shelf registration pursuant to Rule 415 under the Securities Act if the Company is then eligible to effect such registration on Form S-3) of the Registrable Securities that the Company has been requested to register by such Investor, together with all other Registrable Securities that the Company has been requested to register pursuant to Section 2.2 by other Holders, all to the extent required to permit the disposition of the Registrable Securities that the Company has been so requested to register as promptly as is reasonably practical, and (ii) obtain acceleration of the effective date of the Registration Statement relating to such registration as promptly as is reasonably practical.

2.1.3 The Company shall not be obligated to take any action to effect any such registration pursuant to Section 2.1.2:

(a) unless the value of Registrable Securities to be included on such Registration Statement is at least fifty million dollars $50,000,000 or such lower amount as agreed by the Majority Investors;

(b) if there has been a registration pursuant to this Section 2.1 (other than by means of a shelf registration pursuant to Rule 415 under the Securities Act) within the preceding 180 days (unless otherwise consented to by the Majority Investors);

(c) during the effectiveness of any Principal Lock-Up Agreement entered into in connection with any Registration Statement pertaining to an underwritten Public Offering of securities of the Company for its own account (other than a Rule 145 Transaction, or a registration relating solely to employee benefit plans).

2.1.4 Form. Except as otherwise provided above or required by law, the Company will use its best efforts to effect each registration requested pursuant to Section 2.1.1 by filing with the Commission a Registration Statement on Form S-3 (or any other form which includes substantially the same information as would be required to be included in a Registration Statement on such form as currently constituted) pursuant to Section 2.3.2(a); provided that if any registration requested pursuant to this Section 2.1 (other than 2.1.2) is proposed to be effected on Form S-3 (or any successor or similar shortform Registration Statement) and is in connection with an underwritten offering, and if the managing underwriter shall advise the Company in writing that, in its opinion, it is of material importance to the success of such proposed offering to file a Registration Statement on Form S-1 (or any successor or similar Registration Statement) or to include in such Registration Statement information not required to be included pursuant to Form S-3 (or any successor or similar shortform Registration Statement), then the Company will file a Registration Statement on Form S-1 or supplement Form S-3 (or any successor or similar shortform Registration Statement) as reasonably requested by such managing underwriter. The Company shall use its best efforts to prepare and file with the Commission such amendments and supplements to such Registration Statement and prospectus as required by Section 2.3.2(b).

2.1.5 Payment of Expenses. The Company shall pay all Registration Expenses in connection with registrations and sales of Registrable Securities pursuant to this Section 2.1, including all Registration Expenses (other than that portion of any fees and disbursements of counsel, if any, that does not constitute Registration Expenses) incurred in connection with each registration of Registrable Securities requested pursuant to this Section 2.1.

2.1.6 Additional Procedures. In the case of a registration pursuant to Section 2.1 hereof, whenever any party who may demand a registration pursuant to Section 2.1.1 (a “Demand Party”) shall request that such registration shall be effected pursuant to an underwritten offering, the Company shall include such information in the written notices to Holders referred to in Section 2.2. In such event, the right of any Holder to have securities owned by such Holder included in such registration pursuant to Section 2.1 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed upon by the Principal Participating Holders and such Holder). The Company together with the Holders proposing to distribute their securities through the underwriting will enter into an underwriting agreement with the underwriters for such offering containing such representations and warranties by the Company and such Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including customary indemnity and contribution provisions, including indemnity and contribution provisions for the benefit of the underwriters on the same terms as those provided in Section 2.4 (treating each underwriter as a “Covered Person” for purposes thereof) (subject, in each case, to the limitations on such liabilities set forth in this Agreement).

2.1.7 Suspension of Registration. If the filing, initial effectiveness or continued use of a Registration Statement, including a shelf Registration Statement pursuant to Rule 415 under the Securities Act, in respect of a registration pursuant to this Section 2.1 at any time would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board (after consultation with external legal counsel) (i) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement and (iii) would have a material adverse effect on the Company or its business or on the Company’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may, upon giving prompt written notice of such action to the Holders participating in such registration, delay the filing or initial effectiveness of such Registration Statement, or suspend use of such Registration Statement; provided, that the Company shall not be permitted to do so (i) more than two times during any 12 month period, (ii) for a period exceeding 30 days on any one occasion or (iii) for a period exceeding 125 days in any 12 month period. In the event the Company exercises its rights under the preceding sentence, such Holders agree to suspend, promptly upon their receipt of the notice referred to above, their use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. The Company shall promptly notify such Holders of the expiration of any period during which it exercised its rights under this Section 2.1.7. The Company agrees that, in the event it exercises its rights under this Section 2.1.7, it shall, within 30 days following such Holders’ receipt of the notice of suspension, update the suspended Registration Statement as may be necessary to permit the Holders to resume use thereof in connection with the offer and sale of their Registrable Securities in accordance with applicable law.

2.2 Piggyback Registration Rights.

2.2.1 Piggyback Registration.

(a) General. Subject to Section 2.2.5, each time the Company proposes to register any shares of Common Stock under the Securities Act on a form which would permit registration of Registrable Securities for sale to the public, for its own account and/or for the account of any other Person (pursuant to Section 2.1 or otherwise) for sale in a Public Offering, the Company will give reasonably prompt notice to all Holders of its intention to do so. Any Holder may, by written response delivered to the Company within 5 days after the date of delivery of such notice, request that all or a specified part of such Holder’s Registrable Securities be included in such registration. The Company thereupon will use its best efforts to cause to be included in such registration under the Securities Act all Registrable Securities which the Company has been so requested to register by such Holders, to the extent required to permit the disposition (in accordance with the methods to be used by the Company or, pursuant to Section 2.1, other Holders in such Public Offering) of the Registrable Securities to be so registered; provided that (i) if, at any time after giving written notice of its intention to register any shares of Common Stock, the Company shall determine for any reason not to proceed with the proposed registration of the shares of Common Stock to be sold by it, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering, all Holders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company (with such differences as may be customary or appropriate in combined primary and secondary offerings) or, in the case of a registration initiated pursuant to Section 2.1.1, the Principal Participating Holders. No registration of Registrable Securities effected under this Section 2.2 shall relieve the Company of any of its obligations to effect registrations of Registrable Securities pursuant to Section 2.1 hereof.

(b) Excluded Transactions. The Company shall not be obligated to effect any registration of Registrable Securities under this Section 2.2 incidental to the registration of any of its securities in connection with:

(i) Any Public Offering relating exclusively to employee benefit plans or dividend reinvestment plans; or

(ii) Any Public Offering relating exclusively to the acquisition or merger after the date hereof by the Company or any of its subsidiaries of or with any other businesses except to the extent such Public Offering is for the sale of securities in cash.

2.2.2 Payment of Expenses. The Company will pay all Registration Expenses in connection with registrations of Registrable Securities pursuant to this Section 2.2.

2.2.3 Additional Procedures. Holders participating in any Public Offering pursuant to this Section 2.2 shall take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the sale of their Registrable Securities in such Public Offering, including being parties to the underwriting agreement entered into by the Company and any other selling Stockholders in connection therewith (including customary selling stockholder representations, warranties, indemnifications and “lock-up” agreements) for the benefit of the underwriters contained therein; provided, however, that (a) with respect to individual representations, warranties, indemnities and agreements of sellers of Registrable Securities in such Public Offering, the aggregate amount of such liability shall not exceed such Holder’s net proceeds from such offering and (b) to the extent selling Stockholders give further representations, warranties and indemnities, then with respect to all other representations, warranties and indemnities of sellers of shares in such Public Offering, the aggregate amount of such liability shall not exceed the lesser of (i) such Holder’s pro rata portion of any such liability, in accordance with such Holder’s portion of the total number of Registrable Securities included in the offering, and (ii) such Holder’s net proceeds from such offering.

2.2.4 Registration Statement Form. The Company shall select the Registration Statement form for any registration pursuant to this Section 2.2 (other than a registration that is also pursuant to Section 2.1); provided that if any registration pursuant to this Section 2.2 is proposed to be effected on Form S-3 (or any successor form) and is in connection with an underwritten offering, and if the managing underwriter shall advise the Company in writing that, in its opinion, it is of material importance to the success of such proposed offering to include in such Registration Statement information not required to be included pursuant to such form, then the Company will supplement such Registration Statement as reasonably requested by such managing underwriter. The Company will use commercially reasonable efforts to qualify as a well-known seasoned issuer (“WKSI”) as such item is defined in Rule 405 under the Securities Act following the Initial Public Offering and to remain a WKSI as long as this Agreement is in effect.

2.2.5 THL Block Trades. Notwithstanding anything to the contrary in this Agreement, on and after the date that the Company qualifies as a WKSI (as defined in Section 2.2.4), if one or more of the THL Investors propose to execute a THL Block Trade, only the THL Investors shall be deemed Stockholders for purposes of Sections 2.1 and 2.2, and for the avoidance of doubt, no other Stockholder shall be entitled to receive notice of, or elect to participate in, such THL Block Trade or any Registration Statement and prospectus to be used in connection with such THL Block Trade.

2.3 Certain Other Provisions.

2.3.1 Underwriter’s Cutback. In the event that an underwriter determines that marketing factors (including an adverse effect on the per share offering price) exist that would require a limitation of the number of shares to be underwritten, and, as a result, decides to limit the number of shares included in such registration by excluding any or all Registrable Securities from such registration, the following provisions shall apply. If the registration in question involves a registration for sale of securities for the Company’s own account, then the number of shares which the Company seeks to have registered in such registration shall not be subject to exclusion, in whole or in part, under this Section 2.3.1. Upon receipt of notice from the underwriter of the need to reduce the number of shares to be included in the registration, the Company shall advise all Holders that would otherwise be registered and underwritten pursuant hereto, and the number of shares, including Registrable Securities, that may be included in the registration shall be allocated in the following manner, unless the underwriter shall determine that marketing factors require a different allocation: shares, other than Registrable Securities, requested to be included in such registration by other Stockholders shall be excluded unless the Company, with the consent of the parties required to approve any amendment or waiver of this Agreement pursuant to Section 5.2, has granted registration rights which are to be treated on an equal basis with Registrable Securities for the purpose of the exercise of the underwriter cutback (such shares afforded such equal treatment being “Parity Shares”); and, if a limitation on the number of shares is still required, the number of Registrable Securities, Parity Shares and other shares of Common Stock that may be included in such registration shall be allocated among the holders thereof in proportion, as nearly as practicable, as follows:

(a) there shall be first allocated to each such holder requesting that its Registrable Securities or Parity Shares be registered in such registration a number of such shares to be included in such registration equal to the lesser of (A) the number of such shares requested to be registered by such holder, and (B) a number of such shares equal to such holder’s Pro Rata Portion;

(b) the balance, if any, not allocated pursuant to clause (a) above shall be allocated to those holders who have requested to register a number of such Registrable Securities or Parity Shares in excess of such holder’s Pro Rata Portion, pro rata to each such holder based upon the number of Registrable Securities and Parity Shares held by such holder, or in such other manner as the holders requesting that their Registrable Securities or Parity Shares be registered in such registration may otherwise agree; and

(c) the balance, if any, not allocated pursuant to clause (b) above shall be allocated to shares, other than Registrable Securities and Parity Shares, requested to be included in such registration by other Stockholders.

For purposes of any underwriter cutback, all Registrable Securities held by any Holder shall also include any Registrable Securities held by the partners, retired partners, Stockholders, Affiliates or Permitted Transferees of such Holder, or the estates and family members of any such Holder or such partners and retired partners, any trusts for the benefit of any of the foregoing Persons and, at the election of such Holder or such partners, retired partners, trusts or Affiliates, and any Charitable Organization to which any of the foregoing shall have contributed Common Stock prior to the execution of the underwriting agreement in connection with such underwritten offering, and such Holder and other Persons shall be deemed to be a single selling Holder, and any pro rata reduction with respect to such selling Holder shall be based upon the aggregate amount of Common Stock owned by all entities and individuals included in such selling Holder, as defined in this sentence. No shares of Common Stock excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. Upon delivery of a written request that Registrable Securities be included in the underwriting pursuant to Section 2.1.1 or 2.2.1(a) the Holder thereof may not thereafter elect to withdraw such request without the written consent of the Principal Participating

Holders; provided that, if the managing underwriter of any underwritten offering shall advise the Holders participating in a registration pursuant to Section 2.1 that the Registrable Securities covered by the Registration Statement cannot be sold in such offering within a price range acceptable to the Principal Participating Holders, then the Principal Participating Holders shall have the right to notify the Company that they have determined that the Registration Statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such Registration Statement; provided, further, that if the price to the public at which the Registrable Securities are proposed to be sold will be less than 90% of the average closing price of the Common Stock to be registered during the 10 trading days preceding the date on which notice of such offering was given pursuant to Section 2.1.1(a), then the Holders participating in such registration pursuant to Section 2.1 or 2.2 may elect to withdraw from such registration by written notice to the Company. The Company may, but shall not be required to, extend similar withdrawal rights to other Holders of Parity Shares.

2.3.2 Registration Procedures. If, and in each case when, the Company is required to effect a registration of any Registrable Securities as provided in this Section 2, the Company shall promptly:

(a) prepare and, in any event within forty-five days (thirty days in the case of a Form S-3 registration) after the end of the period under Section 2.1.1(a) within which a piggyback request for registration may be given to the Company, file with the Commission a Registration Statement with respect to such Registrable Securities and use, in the event the Company is not a WKSI, its commercially reasonable efforts to cause such Registration Statement to become effective within ninety days of the initial filing;

(b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective (i) in the case of a shelf Registration Statement, until the earlier of (A) the date on which all remaining Registrable Securities may be sold under Rule 144 under the Securities Act without regard to volume limitations or (B) two years after the effective date of such Registration Statement, or (ii) in all other cases for a period not in excess of 270 days (in each case, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold) and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement; provided that before filing a Registration Statement or prospectus, or any amendments or supplements thereto in accordance with Sections 2.1 or 2.2, the Company will furnish to counsel selected pursuant to Section 2.3.3 hereof copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;

(c) furnish to each seller of such Registrable Securities such number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

(d) use its best efforts to register or qualify such Registrable Securities covered by such registration in such jurisdictions as each seller of Registrable Securities shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition of Registrable Securities in such jurisdictions, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where (but for the requirements of this clause (d)) it would not be obligated to be so qualified, or to consent to general service of process in any such jurisdiction;

(e) notify each seller of any such Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(f) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the Registration Statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

(g)(i) if such Registrable Securities are Common Stock (including Common Stock issuable upon conversion, exchange or exercise of another security), use its best efforts to list such Registrable Securities on any securities exchange or authorize for quotation on each other market on which the Common Stock is then listed or authorized for quotation if such Registrable Securities are not already so listed or authorized for quotation; and (ii) use its commercially reasonable efforts to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement;

(h) enter into such customary agreements (including an underwriting agreement in customary form), which shall include indemnification provisions in favor of underwriters and other Persons (in addition to the provisions of

Section 2.4 hereof) covering the entirety of the Registration Statement, excluding any information supplied to the underwriters by the Holders selling Registrable Securities in such offering, and take such other actions as the Principal Participating Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(i) use best efforts to obtain a “comfort” letter or letters from the Company’s independent public accountants in customary form and covering matters of the type customarily covered by “comfort” letters, as the Principal Participating Holders shall reasonably request;

(j) make available for inspection by any seller of such Registrable Securities covered by such Registration Statement, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by any such seller or any such managing underwriter(s), all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement (subject to each party referred to in this clause (j) entering into customary confidentiality agreements in a form reasonably acceptable to the Company);

(k) notify counsel (selected pursuant to Section 2.3.3 hereof) for the Holders of Registrable Securities included in such Registration Statement and the managing underwriter or agent, immediately, and confirm the notice in writing (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request of the Commission to amend the Registration Statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Registration Statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(l) use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(m) if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the Registration Statement, incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent, and any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(n) cooperate with the Holders of Registrable Securities covered by the Registration Statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may request;

(o) obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or agent an opinion or opinions from counsel for the Company in customary form and in form, substance and scope reasonably satisfactory to such Holders, underwriters or agents and their counsel;

(p) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA; and

(q) use its best efforts to make available the executive officers of the Company to participate with the Holders of Registrable Securities and any underwriters in any “road show” presentations or investor telephone conference calls that may be reasonably requested by the Holders in connection with distribution of the Registrable Securities.

2.3.3 Selection of Underwriters and Counsel. The underwriters and legal counsel to be retained by the Company in connection with any Public Offering shall be selected by the Board; provided that, in the case of an offering following a request therefor under Section 2.1.1, such underwriters and counsel shall be reasonably acceptable to the Principal Participating Holders and Demand Party. In connection with any registration of Registrable Securities pursuant to Sections 2.1 and 2.2 hereof, the Principal Participating Holders and the Demand Party may jointly select one counsel to represent all Holders of Registrable Securities covered by such registration; provided, however, that in the event that the counsel selected as provided above is also acting as counsel to the Company in connection with such registration, the remaining Holders shall be entitled to select one additional counsel to represent, at the Company’s expense, all such remaining Holders.

2.3.4 Company Lock-Up. If any registration pursuant to Section 2.1 of this Agreement shall be in connection with an underwritten Public Offering, the Company will agree with the underwriters in such underwritten public offering, subject to customary exceptions, not to effect any public sale or distribution of any Common Stock of the Company (or securities convertible into or exchangeable or exercisable for Common Stock) (in each case, other than as part of such underwritten Public Offering and other than pursuant to a registration on Form S-4 or S-8) for its own account, within such period as the managing underwriters may require after the effective date of such registration (except as part of such registration).

2.3.5 Holders and Other Holders Lock-Up.

(a) In connection with each underwritten Public Offering, each Stockholder agrees to be bound by and, if requested, to execute and deliver any lock-up agreement with the underwriter(s) of such Public Offering restricting such Stockholder’s right to (i) Transfer, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock or (ii) enter into any swap or other arrangement that transfers to another Person any of the economic consequences of ownership of Common Stock, in each case to the extent that such restrictions are approved and agreed to, in the case of the Initial Public Offering, by the Majority Investors and, in the case of any other Public Offering, by the holders of a majority of the Shares participating in the Public Offering (the “Principal Lock-Up Agreement”); provided that no Stockholder will be required by this Section 2 to be bound by a lock-up agreement covering a period of greater than 90 days following the execution of the underwriting agreement governing such Public Offering plus such additional period of up to 34 days as may be required by the underwriters to satisfy FINRA regulations and permit the managing underwriters’ analysts to publish research updates. Also, no Stockholder will be required by this Section to be bound by a lock-up agreement unless the Majority Investors agree to be bound by such lock-up agreement. Notwithstanding the foregoing, such lock-up agreement shall not apply to any of the following specifically authorized Transfers: (i) transactions relating to shares of Common Stock or other securities acquired in a Public Offering or acquired in open market transactions or block purchases, (ii) Transfers to Permitted Transferees and (iii) to the extent applicable, conversions of shares of Common Stock into other classes of common stock of the Company without change of holder.

(b) In the event of a THL Block Trade occurring after the Company qualifies as a WKSI, no Stockholder other than a THL Investor shall be required to sign a lock-up agreement.

2.3.6 Management. The Majority Investors, in their sole discretion, may allow management of the Company (other than management that are party hereto) to participate in any Public Offering, in each case, pursuant to and in accordance with the terms and conditions of this Agreement or such other terms and conditions as the Majority Investors may establish from time to time.

2.3.7 Other Agreements. The Company covenants and agrees that, so long as any Person holds any Registrable Securities in respect of which any registration rights provided for in Section 2.1 of this Agreement remain in effect, the Company will not, directly or indirectly, grant to any Person or agree to or otherwise become obligated in respect of (i) rights of registration in the nature or substantially in the nature of those set forth in Section 2.1 or 2.2 of this Agreement that would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration or (ii) demand registration rights exercisable prior to such time as the Majority Stockholders can first exercise their rights under Section 2.1.

2.3.8 Limitations on Transfer. No Transfers by any Holder (other than a THL Investor) shall be permitted pursuant to the terms of this Agreement if, after giving effect to any such Transfers, such Holder and his Permitted Transferees would hold that percentage of the Shares such group held immediately prior to the Initial Public Offering which is less than the Minimum Percentage.

2.4 Indemnification and Contribution.

2.4.1 Indemnities of the Company. In the event of any registration of any Registrable Securities or other debt or equity securities of the Company or any of its subsidiaries under the Securities Act pursuant to this Section 2 or otherwise, and in connection with any Registration Statement or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including reports required and other documents filed under the Exchange Act, and other documents pursuant to which any debt or equity securities of the Company or any of its subsidiaries are sold (whether or not for the account of the Company or its subsidiaries), the Company will, and hereby does, and will cause each of its subsidiaries, jointly and severally, to indemnify and hold harmless each Holder of Registrable Securities, any Person who is or might be deemed to be a controlling Person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect partners, advisory board members, directors, officers, trustees, members and Stockholders, and each other Person, if any, who controls any such holder or any such controlling Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person being referred to herein as a “Covered Person”), against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other law of any jurisdiction, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any Registration Statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company or any of its subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that neither the Company nor any of its subsidiaries shall be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, liability, action or proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company or to any of its subsidiaries through an instrument duly executed by such Covered Person specifically stating that it is for use in the preparation thereof. The indemnities of the Company and of its subsidiaries contained in or included in any underwriting agreement entered into pursuant to this Section 2.4.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of securities or any termination of this Agreement.

2.4.2 Indemnities to the Company. Subject to Section 2.4.4, the Company and any of its subsidiaries may require, as a condition to including any securities in any Registration Statement filed pursuant to this Section 2, that the Company and any of its subsidiaries shall have received an undertaking reasonably satisfactory to it from all prospective sellers of such securities, severally and not jointly, to indemnify and hold harmless the Company and any of its subsidiaries, each director of the Company or any of its subsidiaries, each officer of the Company or any of its subsidiaries who shall sign such Registration Statement and each other Person (other than such seller), if any, who controls the Company and any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other prospective seller of such securities against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, to which such Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other law of any jurisdiction, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any statement in or omission from such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any other disclosure document (including reports and other documents filed under the Exchange Act or any document incorporated therein) or other document or report, only to the extent that such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or any of its subsidiaries through an instrument executed by such seller specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other document or report. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any of its subsidiaries or any such director, officer or controlling Person and shall survive any transfer of securities or any termination of this Agreement.

2.4.3 Contribution. If the indemnification provided for in Sections 2.4.1 or 2.4.2 hereof is unavailable to a party that would have been entitled to indemnification pursuant to the foregoing provisions of this Section 2.4 (an “Indemnitee”) in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof)

referred to therein, then each party that would have been an indemnifying party thereunder shall, subject to Section 2.4.4 and in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such Indemnitee on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just or equitable if contribution pursuant to this Section 2.4.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 2.4.3 shall include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

2.4.4 Limitation on Liability of Holders of Registrable Securities. The liability of each Holder of Registrable Securities in respect of any indemnification or contribution obligation of such holder arising under this Section 2.4 shall not in any event exceed an amount equal to the net proceeds to such Holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such holder pursuant to such registration.

2.4.5 Indemnification Procedures. Promptly after receipt by an Indemnitee of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.4, such Indemnitee will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided that the failure of the Indemnitee to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 2.4, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action or proceeding is brought against an Indemnitee, the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnitee, and after notice from the indemnifying party to such Indemnitee of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnitee for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation and shall have no liability for any settlement made by the Indemnitee without the consent of the indemnifying party, such consent not to be unreasonably withheld. Notwithstanding the foregoing, if in such Indemnitee’s reasonable judgment a conflict of interest between such Indemnitee and the indemnifying parties may exist in respect of such action or proceeding or the indemnifying party does not assume the defense of any such action or proceeding within a reasonable time after notice of commencement, the Indemnitee shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any reasonable expenses therefor, but in no event will bear the expenses for more than one counsel for all Indemnitees in each jurisdiction who shall be approved by the Principal Participating Holders in the registration in respect of which such indemnification is sought. No indemnifying party will settle any action or proceeding or consent to the entry of any judgment without the prior written consent of the Indemnitee, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Indemnitee from all liability in respect of such action or proceeding and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such Indemnitee and does not otherwise adversely affect such Indemnitee, other than as a result of the imposition of financial obligations for which such Indemnitee will be indemnified hereunder.

3.	PERMITTED TRANSFEREES.

3.1 Transfers by Investors. Subject to Section 3.4, the rights of an Investor (other than a Management Stockholder) hereunder may be assigned (but only with all related obligations as set forth below) in connection with a Transfer of Shares effected in accordance with this Agreement to a Permitted Transferee of such Investor. Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, no assignment permitted under the terms of this Section 3.1 shall be effective unless the Permitted Transferee to which such assignment is being made, if not a Stockholder, has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Shares in respect of which such assignment is made shall continue to be deemed Shares and shall be subject to all of the provisions of this Agreement relating to Shares and that such Permitted Transferee shall be bound by, and shall be a party to, this Agreement as an Investor. A Permitted Transferee to whom rights are transferred pursuant to this Section 3.1 may not again transfer such rights to any other Permitted Transferee, other than as provided in this Section 3.1.

3.2 Transfers by Management Stockholders. Subject to Section 3.4, the rights of a Management Stockholder hereunder may be assigned (but only with all related obligations as set forth below) in connection with a Transfer of Shares effected in accordance with the terms of this Agreement to a Permitted Transferee of such Management Stockholder; provided that upon the death of a Management Stockholder, the rights of the deceased Management Stockholder pursuant to Section 2.1.1 hereof may only be transferred to a natural Person or a Permitted Transferee. Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, no assignment permitted under the terms of this Section 3.2 shall be effective unless the Permitted Transferee to which such assignment is being made, if not a Stockholder, has delivered to the Company a written acknowledgement and agreement in form and substance reasonably satisfactory to the Company that the Shares in respect of which such assignment is made shall continue to be deemed Shares and shall be subject to all of the provisions of this Agreement relating to Shares and that such Permitted Transferee shall be bound by, and shall be a party to, this Agreement as a Management Stockholder. A Permitted Transferee to whom rights are transferred pursuant to this Section 3.2 may not again transfer such rights to any other Permitted Transferee, other than as provided in this Section 3.2.

3.3 Permitted Transferees. Any Permitted Transferee receiving Shares from a Stockholder in a Transfer shall be subject to the terms and conditions of, and be entitled to the benefits and rights of, and to enforce, this Agreement to the same extent, and in the same capacity, as the Stockholder that Transfers the Shares to such Permitted Transferee. Prior to the initial Transfer of any Shares to any Permitted Transferee, and as a condition thereto, each holder of Shares effecting such Transfer shall (i) cause such Permitted Transferee to deliver to the Company and each of the Stockholders (other than the transferor) its written agreement, in form and substance reasonably satisfactory to the Company, to be bound by the terms and conditions of this Agreement to the extent described in the preceding sentence and (ii) remain directly liable for the performance by the Permitted Transferee of all obligations of such Permitted Transferee under this Agreement.

3.4 Permitted Registration Rights Assignees. The rights of a Holder of Registrable Securities to cause the Company to register its Registrable Securities pursuant to Section 2.1 or 2.2 may be assigned (but only with all related obligations as set forth below) in a Transfer effected in accordance with this Agreement to a Permitted Transferee (such transferee, a “Permitted Registration Rights Assignee”). Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, no assignment permitted under the terms of this Section 3.4 shall be effective unless the Permitted Registration Rights Assignee, if not a Stockholder, has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that such Registrable Securities in respect of which such assignment is made shall be deemed Other Holder Shares and shall be subject to all of the provisions of this Agreement relating to Other Holder Shares and that such Permitted Registration Rights Assignee shall be bound by, and shall be an Other Holder party to, this Agreement and the holder of Other Holder Shares hereunder. A Permitted Transferee to whom rights are transferred pursuant to this Section 3.4 may not again transfer such rights to any Person, other than as provided in this Section 3.4.

4.	AMENDMENT, TERMINATION, RELEASE OF PARTIES, ETC.

4.1 Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

4.2 Written Modifications. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and the Majority Stockholders; provided, however, the consent of the Majority Management Stockholders shall be required for any amendment, modification, extension, termination or waiver (an “Amendment”) that discriminates against rights of the Majority Management Stockholders specifically or against the holders of Majority Management Shares as such under this Agreement. In addition, any Amendment that amends provisions relating to restrictions on Transfer of Shares that is adverse in any material respect to any Investor or that amends provisions affecting rights to demand or participate in registered offerings of shares or in other offerings of shares by the Company in a manner that is adverse in any material respect to any Investor will require the approval of each such Investor; provided that, subject to Section 2.3.6 hereof, the addition of any new Investor hereunder shall not be deemed to be an adverse Amendment.

Each such Amendment shall be binding upon each party hereto and each holder of Shares or Other Holder Shares subject hereto. In addition, each party hereto and each holder of Shares or Other Holder Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder. To the extent the Amendment of any Section of this Agreement would require a specific consent pursuant this Section 4.2, any Amendment to the definitions used in such Section shall also require the specified consent.

4.3 Effect of Termination. No termination under this Agreement shall relieve any Person of liability for breach prior to termination. In the event this Agreement is terminated, each Investor shall retain the indemnification rights pursuant to Section 2.4 hereof with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.

5.	DEFINITIONS.

For purposes of this Agreement:

5.1 Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 5.1:

(i)	The words “hereof,’ “herein,” “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(ii)	The word “including” shall mean including, without limitation;

(iii)	Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(iv)	The masculine, feminine and neuter genders shall each include the other.

5.2 Definitions. The following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise), and (b) if the specified person is a natural Person, any Family Member of such natural Person.

“Affiliated Fund” means with respect to any Investors, each corporation, trust, limited liability company, general or limited partnership or other entity under common control with that Investor (including any such entity with the same general partner or principal investment advisor as that Investor or with a general partner or principal investment advisor that is an Affiliate of the general partner or principal investment advisor of that Investor).

“Agreement” shall have the meaning set forth in the Preamble.

“Amendment” shall have the meaning set forth in Section 4.2.

“Board” shall mean the board of directors of the Company.

“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Charitable Organization” shall mean a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Closing Date” shall mean the date of the closing of the Initial Public Offering.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company.

“Company” shall have the meaning set forth in the Preamble.

“Convertible Securities” shall mean any evidence of indebtedness, shares of stock (other than Stock) or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Stock.

“Covered Person” shall have the meaning set forth in Section 2.4.1.

“Demand Party” shall have the meaning set forth in Section 2.1.6.

“Distribution” shall have the meaning set forth in Section 1.3.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect from time to time.

“Family Member” shall mean, with respect to any natural Person, (i) any lineal descendant or ancestor or sibling (by birth or adoption) of such natural Person, (ii) any spouse or former spouse of any of the foregoing, (iii) any legal representative or estate of any of the foregoing, (iv) any trust maintained for the benefit of any of the foregoing and (v) any corporation, private charitable foundation or other organization controlled by any of the foregoing.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Holders” shall mean the holders of Registrable Securities under this Agreement.

“Indemnitee” shall have the meaning set forth in Section 2.4.3.

“Initial Investor Shares” means the Investor Shares issued to the THL Investors or Other Investors on or before the Closing Date, as indicated on Schedule I hereto; provided, however that any Investor Shares Transferred to a Person who is not a Permitted Transferee and who is thereafter designated as an “Investor” or “Other Investor” shall not count toward the number of “Initial Investor Shares” still owned by the Investors for purposes of calculating the 25% continuing ownership threshold of the Investors hereunder, but shall continue to be deemed “Initial Investor Shares” for purposes of determining the number of Shares issued to the Investors on or before the Closing Date.

“Initial Public Offering” shall mean the initial Public Offering registered on Form S-1 (or any successor form under the Securities Act).

“Initiating Stockholders” shall have the meaning set forth in Section 1.1.1.

“Investor Shares” means all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, a THL Investor or an Other Investor, whenever issued.

“Investors” shall have the meaning set forth in the Preamble.

“Majority Initial Investors” means, as of any date, the holders of a majority of the Investor Shares outstanding on such date that are then held by the THL Investors.

“Majority Investors” means, as of any date, the holders of a majority of the Investor Shares outstanding on such date.

“Majority Management Stockholders” means, as of any date, the holders of a majority of the Manager Shares outstanding on such date.

“Majority Other Investors” means, as of any date, the holders of a majority of the Other Investor Shares outstanding on such date.

“Majority Stockholders” means, as of any date, the holders of a majority of the Shares outstanding on such date.

“Management Stockholders” mean (i) those Persons listed as the Management Stockholders on Schedule I hereto (including any future Management Stockholders designated by the Board as such, subject to the terms of this Agreement), each of whom has executed a Subscription Agreement (or, in the case of a Management Stockholder with both Manager Investment Stock and restricted Shares, two Subscription Agreements); (ii) upon the vesting and exercise of any Options, the holders of such Options, provided that such holders shall have first executed a counterpart signature page to this Agreement agreeing to be bound by all terms hereof as a Management Stockholder; and (iii) the Permitted Transferees of any Management Stockholder, as evidenced by an executed counterpart signature page to this Agreement agreeing to be bound by (A) all terms hereof as a Management Stockholder and (B) all terms of any applicable Subscription Agreement to which such original Management Stockholder is a party relating to the Shares Transferred to such Permitted Transferee.

“Manager Investment Stock” means, as to a given Management Stockholder, all fully vested Shares held by such Management Stockholder (if any) as of the date of the Original Agreement.

“Manager Shares” means Investor Shares issued to or held by a Management Stockholder.

“Members of the Immediate Family” means, with respect to any individual, each spouse or child or other descendants of such individual, each trust created solely for the benefit of one or more of the aforementioned Persons and their spouses and each custodian or guardian of any property of one or more of the aforementioned Persons in his or her capacity as such custodian or guardian.

“Minimum Percentage” means, at any given time, a fraction (expressed as a percentage), with the numerator being the number of Shares held by the THL Investors at such time and the denominator being the number of Shares held by the THL Investors immediately prior to the Initial Public Offering.

“Options” shall mean any options to subscribe for, purchase or otherwise directly acquire Stock, other than any such option held by the Company or any right to purchase shares pursuant to this Agreement.

“Original Agreement” shall have the meaning set forth in the Recitals.

“Other Holder Shares” shall mean (a) all shares of Stock held by an Other Holder that were Transferred to such Other Holder in a transaction subject to Section 3.4 or that were acquired by such Other Holder upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities that were Transferred to such Other Holder in a transaction subject to Section 3.4 and (b) all Options, Warrants and Convertible Securities that were Transferred to such Other Holder in a transaction subject to Section 3.4, treating such Options, Warrants and Convertible Securities as a number of

Other Holder Shares equal to the maximum number of shares of Common Stock for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Other Holder Shares is to be determined).

“Other Holders” shall have the meaning set forth in the Preamble.

“Other Investors” shall have the meaning set forth in the Preamble.

“Other Investor Shares” means Investor Shares issued to, or issued with respect to shares originally issued to, or held by, an Other Investor.

“Outstanding Shares” means all outstanding shares of Common Stock.

“Parity Shares” shall have the meaning set forth in Section 2.3.1.

“Permitted Registration Rights Assignee” shall have the meaning set forth in Section 3.4.

“Permitted Transferee” means the transferee in each of the following Transfers:

(a)	Intra-Investor Group Transfers. A Transfer by a holder of Investor Shares of any or all of such Shares to an Affiliate or Affiliated Fund of such holder.

(b)	Estate Planning. A Transfer by a holder of Shares who is a natural Person of any or all of such Shares (a) to, or for the benefit of, any Member or Members of the Immediate Family of such holder or (b) to a trust or entity formed for estate planning purposes or to a private foundation for the benefit of such holder and/or any Member or Members of the Immediate Family of such holder so long as such holder or a Member of the Immediate Family of such holder serves as trustee for such trust or in an equivalent capacity with respect to any such private foundation or other entity and provided that the trust instrument or other documents governing such trust, private foundation or other entity provides that such holder, as trustee (or equivalent), shall retain sole and exclusive control over the voting and disposition of such Shares until the termination of this Agreement or until the death of such holder.

(c)	Upon Death. Upon the death of any holder of Shares who is a natural Person, a distribution of such Shares by the will or other instrument taking effect at the death of such holder or by applicable laws of descent and distribution to such holder’s estate, executors, administrators and personal representatives, and then to such holder’s heirs, legatees or distributees, whether or not such recipients are Members of the Immediate Family of such holder.

(d)	Investors and Company. A Transfer by any holder of Shares of any or all of such Shares (a) for so long as the THL Investors and Other Investors own shares in an amount equal to at least 25% of the shares of Common Stock owned on the date of this Agreement as reflected on Schedule I, with the approval of the Majority Investors, to any Investor or to any of their respective Affiliated Funds or (b) with the Board’s approval, to the Company or any subsidiary of the Company.

(e)	Additional Permitted Transfers by the Investors. A Transfer by any holder of Investor Shares of any or all of such Shares to its partners or members in connection with the termination of such holder’s legal existence. Any such Transfer may be made no earlier than six-months prior to the termination of such holder’s legal existence.

(f)	Charitable Organization Transfers. A Transfer, subject to the prior written consent of the THL Investors, by a holder of Investor Shares of any or all of such Shares to a charitable organization.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Principal Lock-Up Agreement” shall mean any swap or other arrangement that transfers to another Person any of the economic consequences of ownership of Common Stock, in each case to the extent that such restrictions are approved and agreed to, in the case of the Initial Public Offering, by the Majority Investors and, in the case of any other Public Offering, by the holders of a majority of the Shares participating in the Public Offering.

“Principal Participating Holders” shall mean, with respect to any Public Offering, (i) the Holder including the greatest number of Registrable Securities in such Public Offering or (ii) if there is more than one such Holder including the greatest number of Registrable Securities in such Public Offering (i.e., if more than one Holder is including the same amount and no other Holders are including a greater amount), a majority of such Holders.

“Pro Rata Portion” shall mean with respect to each holder of Registrable Securities or Parity Shares requesting that such shares be registered in such Registration Statement, a number of such shares equal to the aggregate number of shares of Common Stock to be registered in such registration (excluding any shares to be registered for the account of the Company) multiplied by a fraction, the numerator of which is the aggregate number of Registrable Securities and Parity Shares held by such holder, and the denominator of which is the aggregate number of Registrable Securities and Parity Shares held by all holders requesting that their Registrable Securities and Parity Shares be registered in such registration.

“Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective Registration Statement under the Securities Act.

“Registrable Securities” shall mean (a) all shares of Common Stock that are not then subject to vesting (including shares that were at one time subject to vesting to the extent they have vested), (b) all shares of Common Stock issuable upon exercise, conversion or exchange of any vested Option, Warrant or Convertible Security and (c) all shares of Common Stock directly or indirectly issued or issuable with respect to the securities referred to in clauses (a) or (b) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, in each case constituting Shares. As to any particular Registrable Securities, such shares shall cease to be Registrable Securities when (i) such securities shall have ceased to be subject to this Agreement, (ii) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (iii) such securities shall have been Transferred pursuant to Rule 144 or Rule 145, (iv) such securities shall have been otherwise transferred to a Person that is not an Affiliate of the transferor, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company as part of such transfer, subsequent disposition of them shall not require registration of them under the Securities Act and such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 or Rule 145 (including without application of paragraphs (c), (e) (f) and (h) of Rule 144), (v) such securities shall have ceased to be outstanding or (vi) such securities are Transferable pursuant to Rule 144 or Rule 145, and the holder of such securities, together with all of its Affiliates, holds no more than one percent (1%) of the Shares.

“Registration Expenses” means any and all expenses incident to performance of or compliance with Section 2 of this Agreement (other than underwriting discounts and commissions paid to underwriters and transfer taxes, if any, in each case with respect to shares sold by Stockholders), including (a) all Commission and securities exchange or FINRA registration and filing fees, (b) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (c) all printing, messenger and delivery expenses, (d) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to Section 2.3.2(g) and all rating agency fees, (e) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “comfort” letters required by or incident to such performance and compliance, (f) the reasonable fees and disbursements of counsel for the Holders selected pursuant to the terms of Section 2 and counsel for certain Holders selected pursuant to the second proviso of Section 2.3.3, if applicable, (g) any other fees and disbursements customarily paid by the issuers of securities, and (h) expenses incurred in connection with any road show (including the reasonable out-of-pocket expenses of the Holders).

“Registration Statement” means a registration statement filed pursuant to the Securities Act, including the registration statement filed pursuant to the Initial Public Offering, or any Public Offering, and any supplements or amendments thereto.

“Rule 144” shall mean Rule 144 under the Securities Act (or any successor Rule).

“Rule 145” shall mean Rule 145 under the Securities Act (or any successor Rule).

“Rule 145 Transaction” shall mean a registration on Form S-4 (or any successor form) pursuant to Rule 145.

“Sale” shall mean a Transfer for value and the terms “Sell” and “Sold” shall have correlative meanings.

“Securities Act” shall mean the Securities Act of 1933, as in effect from time to time.

“Shares” means all Investor Shares, Manager Shares and Other Investor Shares.

“Stockholder Group” shall mean any one of (a) the THL Investors, collectively, (b) the Management Stockholders, collectively or (c) the Other Investors, collectively.

“Stockholders” means any holder of Shares that is a party to this Agreement.

“Subscription Agreements” mean (i) that certain stock subscription agreement, dated as of the date of the Original Agreement, by and between the Company and the THL Investors, (ii) those certain stock subscription agreements, dated as of the date of the Original Agreement, by and between the Company and each of THL Equity Fund VI Investors (Fogo), LLC and THL Equity Fund VI Investors (Fogo) II, LLC, (iii) those certain stock subscription agreements, dated as of the date of the Original Agreement, by and between the Company and certain Management Stockholders relating to Manager Investment Stock, (iv) those certain restricted stock subscription agreements, dated as of the date of the Original Agreement, by and between the Company and certain Management Stockholders, and (v) any additional stock subscription agreement that the Company may enter into with any Stockholder from time to time.

“THL Investors” shall have the meaning set forth in the Preamble.

“THL Block Trade” means an offering and/or sale of Registrable Securities by one or more of the THL Investors on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing.

“Transfer” means any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

“Warrants” shall mean any warrants to subscribe for, purchase or otherwise directly acquire Common Stock.

“WKSI” shall have the meaning set forth in Section 2.2.4.

6.	MISCELLANEOUS.

6.1 Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association. The Company and its subsidiaries shall be jointly and severally liable for all obligations of each such party pursuant to this Agreement.

6.2 Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided:

(a) by hand (in which case, it will be effective upon delivery);

(b) by facsimile (in which case, it will be effective upon receipt of confirmation of good transmission);

(c) by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the second Business Day after being deposited with such courier service); or

(d) by U.S. Postal Service (in which case it will be effective four Business Days after being deposited with the U.S. Postal Service); in each case, to the address (or facsimile number) listed below; provided that each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

If to the Company to:

Fogo de Chão, Inc.

14881 Quorum Drive

Suite 750

Dallas, Texas 75254

Attention: Chief Executive Officer

Facsimile: (972) 361-6281

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: Richard Truesdell

Facsimile: (212) 701-5674

If to an Investor, to it at the address set forth in the records of the Company for it, which shall initially be:

For the THL Investors:

Thomas H. Lee Partners, L.P.

100 Federal Street, 35th Floor

Boston, Massachusetts 02110

Attention: Todd Abbrecht, Jeff Swenson & Shari Wolkon

Facsimile: (617) 227-3514

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Alexander Lynch

Facsimile: (212) 310-8007

If to a Management Stockholder, to him or her at the address set forth in the stock record book of the Company with a copy to:

Fogo de Chão, Inc.

14881 Quorum Drive

Suite 750

Dallas, Texas 75254

Attention: Chief Executive Officer

Facsimile: (972) 361-6281

Notice to the holder of record of any shares of Common Stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

6.3 Merger; Binding Effect, Etc. This Agreement and the Subscription Agreement(s) dated on or about July 21, 2012 among the Company and the subscribers named therein constitute the entire agreement of the parties with respect to their subject matter, supersede all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns. Except as otherwise expressly provided herein, no party hereto may assign any of his, her or its respective rights or delegate any of his, her or its respective obligations under this Agreement without the prior written consent of the Company and the Majority Investors, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

6.4 Descriptive Headings. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

6.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

6.6 Severability. If any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

6.7 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Stockholder or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Stockholder or any current or future member of any Stockholder or any current or future director, officer, employee, partner or member of any Stockholder or of any Affiliate or assignee thereof, as such, for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

6.8 Aggregation of Shares. All Shares held by an Investor or Other Investor and its Affiliates and Affiliated Funds shall be aggregated together for purposes of determining the availability of any rights under this Agreement. Within any Stockholder Group, the Stockholders may allocate the ability to exercise any rights under this Agreement in any manner that such Stockholder Group (by holders of a majority of the Shares held by such Stockholder Group) determines.

7.	GOVERNING LAW AND REMEDIES.

7.1 Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

7.2 Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, (x) to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above; and (y) any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.2 hereof is reasonably calculated to give actual notice.

7.3 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 7.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

7.4 Remedies. The parties shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

7.5 Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE COMPANY: FOGO DE CHÃO, INC.

By:
Name: Lawrence Johnson
Title: Chief Executive Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

THL STOCKHOLDERS:

THOMAS H. LEE EQUITY FUND VI, L.P.
By: THL Equity Advisors VI, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:
	Name:	Todd M. Abbrecht
	Title:	Managing Director

THOMAS H. LEE PARALLEL FUND VI, L.P.
By: THL Equity Advisors VI, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:
	Name:	Todd M. Abbrecht
	Title:	Managing Director

THOMAS H. LEE PARALLEL (DT) FUND VI, L.P.
By: THL Equity Advisors VI, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:
	Name:	Todd M. Abbrecht
	Title:	Managing Director

[SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

THL OPERATING PARTNERS, L.P.
By: Thomas H. Lee Partners, L.P., its general partner
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:
	Name:	Todd M. Abbrecht
	Title:	Managing Director

THL COINVESTMENT PARTNERS, L.P.
By: Thomas H. Lee Partners, L.P., its general partner
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:
	Name:	Todd M. Abbrecht
	Title:	Managing Director

PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY III LLC
By: Putnam Investments Holdings, LLC, its managing member
By: Putnam Investments, LLC, its managing member
By: Thomas H. Lee Advisors, LLC, its attorney-in-fact
By: THL Holdco, LLC, its managing member

By:
	Name:	Todd M. Abbrecht
	Title:	Managing Director

GREAT-WEST INVESTORS, L.P.
By: Great-West Investors GP Inc., its general partner
By: Thomas H. Lee Advisors, LLC, its attorney-in-fact
By: THL Holdco, LLC, its managing member

By:
	Name:	Todd M. Abbrecht
	Title:	Managing Director

[SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

THL EQUITY FUND VI INVESTORS (FOGO), LLC
By: THL Equity Advisors VI, LLC, its manager
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:
	Name:	Todd M. Abbrecht
	Title:	Managing Director

THE EQUITY FUND VI INVESTORS (FOGO) II, LLC
By: THL Equity Advisors VI, LLC, its manager
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:
	Name:	Todd M. Abbrecht
	Title:	Managing Director

[SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

MANAGEMENT STOCKHOLDER:

Signature

Printed Name:	Fernando Barreto

[SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

MANAGEMENT STOCKHOLDER:

Signature

Printed Name:	Jandir Dalberto

[SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

MANAGEMENT STOCKHOLDER:

Signature

Printed Name:	Elmir Bernardon

[SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

MANAGEMENT STOCKHOLDER:

Signature

Printed Name:	Alda Boiani

[SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

MANAGEMENT STOCKHOLDER:

Signature

Printed Name:	Marcio Bonfada

[SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

MANAGEMENT STOCKHOLDER:

Signature

Printed Name:	Jean C. Boschetti

[SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

MANAGEMENT STOCKHOLDER:

Signature

Printed Name:	Arlan Graff da Silva

[SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

MANAGEMENT STOCKHOLDER:

Signature

Printed Name:	Jandir Dalberto

[SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

MANAGEMENT STOCKHOLDER:

Signature

Printed Name:	Sidiclei Demartini

[SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

MANAGEMENT STOCKHOLDER:

Signature

Printed Name:	Andrew Feldmann

[SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

MANAGEMENT STOCKHOLDER:

Signature

Printed Name:	Neri Giachini

[SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

MANAGEMENT STOCKHOLDER:

Signature

Printed Name:	Lori Adao Giovanaz

[SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

MANAGEMENT STOCKHOLDER:

Signature

Printed Name:	Lawrence Johnson

[SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

MANAGEMENT STOCKHOLDER:

Signature

Printed Name:	Marcelo Macedo

[SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

MANAGEMENT STOCKHOLDER:

Signature

Printed Name:	Luiz Marcos Massocatto

[SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

MANAGEMENT STOCKHOLDER:

Signature

Printed Name:	Selma Oliveira

[SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

MANAGEMENT STOCKHOLDER:

Signature

Printed Name:	Michael Prentiss

[SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

MANAGEMENT STOCKHOLDER:

Signature

Printed Name:	Claudiomiro Rigo

[SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

MANAGEMENT STOCKHOLDER:

Signature

Printed Name:	Keanan Wright

[SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

MANAGEMENT STOCKHOLDER:

Signature

Printed Name:	Aduana Marie Keller De Bona

[SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

SCHEDULE I

STOCKHOLDERS

(UPDATED AS OF JUNE 1, 2015)

STOCKHOLDER	SHARES OF COMMON STOCK	ADDRESS

THL STOCKHOLDERS
Thomas H. Lee Equity Fund VI, L.P.	12,055,476	c/o Thomas H. Lee Partners, L.P. 100 Federal Street, 35th Floor Boston, MA 02110 Attention: Todd Abbrecht, Jeff Swenson & Shari Wolkon
Thomas H. Lee Parallel Fund VI, L.P.	8,163,328
Thomas H. Lee Parallel (DT) Fund VI, L.P.	1,425,975
Great-West Investors LP	62,730
Putnam Investments Employees’ Securities Company III LLC	62,501
THL Coinvestment Partners, LP	415,870
THL Operating Partners, LP	72,990
THL Equity Fund VI Investors (Fogo), LLC	58,911
THL Equity Fund VI Investors (Fogo) II, LLC	6,542

MANAGEMENT STOCKHOLDERS
UNRESTRICTED
Larry Johnson	78,565	XXXXXXXXXX
Selma Oliveira	39,282	XXXXXXXXXX
Michael Prentiss	20,952	XXXXXXXXXX
Alda Boiani	6,542	XXXXXXXXXX
Lori Adao Giovanaz	11,787	XXXXXXXXXX
Elmir Bernardon	6,542	XXXXXXXXXX
Sidiclei Demartini	6,542	XXXXXXXXXX
Jean Boschetti	6,542	XXXXXXXXXX
Neri Giachini	6,542	XXXXXXXXXX
Jandir Dalberto	19,628	XXXXXXXXXX

RESTRICTED—VESTED
Selma Oliveira	31,722	XXXXXXXXXX
Alda Boiani	21,029	XXXXXXXXXX
Keanan Wright	1,782	XXXXXXXXXX
Andrew Feldmann	16,650	XXXXXXXXXX
Fernando Barreto	3,004	XXXXXXXXXX
Lori Adao Giovanaz	28,157	XXXXXXXXXX
Elmir Bernardon	30,194	XXXXXXXXXX
Sidiclei Demartini	30,754	XXXXXXXXXX
Jean Boschetti	20,673	XXXXXXXXXX
Neri Giachini	27,343	XXXXXXXXXX
Arlan de Silva	3,411	XXXXXXXXXX
Marcio Bonfada	3,004	XXXXXXXXXX
Luiz Marcos Massocatto	5,092	XXXXXXXXXX
Jandir Dalberto	50,510	XXXXXXXXXX
Marcelo Macedo	9,522	XXXXXXXXXX
Claudiomiro Rigo	1,731	XXXXXXXXXX

RESTRICTED—UNVESTED
Selma Oliveira	34,496	XXXXXXXXXX
Alda Boiani	21,105	XXXXXXXXXX
Keanan Wright	2,724	XXXXXXXXXX
Andrew Feldmann	22,098	XXXXXXXXXX
Fernando Barreto	3,081	XXXXXXXXXX
Lori Adao Giovanaz	29,125	XXXXXXXXXX
Elmir Bernardon	31,111	XXXXXXXXXX
Sidiclei Demartini	31,620	XXXXXXXXXX
Jean Boschetti	27,062	XXXXXXXXXX
Neri Giachini	28,208	XXXXXXXXXX
Arlan de Silva	3,463	XXXXXXXXXX
Marcio Bonfada	3,081	XXXXXXXXXX
Jandir Dalberto	57,665	XXXXXXXXXX
Marcelo Macedo	12,704	XXXXXXXXXX
Claudiomiro Rigo	1,757	XXXXXXXXXX

OTHER STOCKHOLDERS
UNRESTRICTED
Neil Moses	9,292	XXXXXXXXXX
Doug Pendergast	9,292	XXXXXXXXXX
Jerry Deitchle	9,292	XXXXXXXXXX

RESTRICTED—VESTED
Neil Moses	1,553	XXXXXXXXXX

RESTRICTED—UNVESTED
Neil Moses	2,316	XXXXXXXXXX
Doug Pendergast	2,316	XXXXXXXXXX
Jerry Deitchle	2,316	XXXXXXXXXX